CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Burr-Brown Corporation of our report dated January 22, 1996, included in the 1995 Annual Report to Stockholders of Burr-Brown
Corporation.

Our  audits  also  include  the  financial  statement
schedule  of  Burr-Brown Corporation listed  in  Item
14(a).   This schedule is the responsibility  of  the
Company's  management.   Our  responsibility  is   to
express  an  opinion  based on our  audits.   In  our
opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We  also consent to the incorporation by reference in
the  Registration Statement (Form S-8, No.  33-65866)
pertaining   to  the  Burr-Brown  Corporation   Stock
Incentive  Plan  and  in  the Registration  Statement
(Form S-8, No. 33-12185) pertaining to the Burr-Brown
Corporation  Future Investment Trust  of  our  report
dated   January  22,  1996,  with  respenct  to   the
consolidated financial statements incorporated herein
by   reference,  and  our  report  included  in   the
preceding paragraph with respect to the financial statement schedule included in this Annual Report
(Form 10-K) of Burr-Brown Corporation.

Ernst & Young LLP
Tucson, Arizona
March 21, 1996